EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-159233) pertaining to the LifePoint Hospitals, Inc. Retirement Plan of our report dated June 24, 2016, with respect to the financial statements and supplemental schedule of the LifePoint Hospitals, Inc. Retirement Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2015 and 2014.

/s/ Hancock Askew & Co., LLP

Date: June 24, 2016